Exhibit 99.2

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made as of February 17, 2003, by and among Thomas G. Kahn (“Kahn”), Donald Kahn, Irving Kahn, Kahn Brothers & Co., Inc., a New York corporation (“Kahn Brothers”), and the Kahn Brothers & Co. Profit Sharing Plan & Trust, a trust organized under the laws of New York (the “Trust” and, collectively with the aforementioned parties, the “Investors”), and Haggar Corp., a Nevada corporation (the “Company”).  Certain terms used herein are defined in Section V.7.

RECITALS

WHEREAS, each Investor is the record owner or beneficial owner (as defined in Section V.7) of certain shares of common stock, par value $0.10 per share, of the Company (including any securities convertible into, or exercisable or exchangeable for, such common stock, “Common Stock”);

WHEREAS, the Trust and its co-trustees have notified the Company that they wish to nominate certain persons for election to the Board of Directors of the Company (the “Board”) at the Company’s Annual Meeting of Stockholders to be held in 2003 (the “Annual Meeting”);

WHEREAS, Mark E. Schwarz (“Schwarz”), the Trust, Kahn and Kahn Brothers have filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) regarding the solicitation of proxies to be used at the Annual Meeting to elect the Trust’s nominees as members of the Board;

WHEREAS, the Investors have determined that the best interests of the Company and the Investors would be served by (i) the Investors not engaging in a solicitation of proxies for the Annual Meeting for the election of the nominees of the Trust and its co-trustees in opposition to nominees of the Board (a “Proxy Contest”), (ii) the appointment of Kahn to the Board as provided herein and (iii) the other arrangements set forth herein; and

WHEREAS, the Company has determined that the best interests of the Company and its stockholders would be served by (i) the Investors not engaging in a Proxy Contest in connection with the Annual Meeting, (ii) the appointment of Kahn to the Board as provided herein and (iii) the other arrangements set forth herein.

NOW, THEREFORE, in consideration of the promises, mutual representations, warranties, covenants and agreements herein contained, and the full, complete and timely performance of each and every one of such covenants and agreements, time being of the essence, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and intending to be legally bound hereby, each of the parties hereby agrees as follows:

I.

REPRESENTATIONS AND WARRANTIES

1.                                       Representations and Warranties of the Investors.  The Investors, jointly and severally, represent and warrant to the Company as follows:

a.                                       Each Investor who is a natural person is competent and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  Each Investor which is not a natural person has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

b.                                      This Agreement has been duly and validly executed and delivered by each Investor or by the principals of such Investor and, assuming due and valid execution and delivery by the Company, constitutes a legal, valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, any certificate or articles of incorporation, limited partnership agreement, trust agreement, bylaws or any other agreement or instrument to which such Investor is a party or by which such Investor is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Investor or such Investor’s shares of Common Stock, except as may be required by federal and state securities laws.

c.                                       There are no other persons (as defined in Section V.7) who, by reason of their personal, business, professional or other arrangement, relationship or affiliation with such Investor, whether written or oral and whether existing as of the date hereof or in the future, have agreed, explicitly or implicitly, to take any action on behalf of or in lieu of each Investor that would otherwise be prohibited by this Agreement.

d.                                      As of the date hereof, the Investors and their affiliates and associates (as such terms are defined in Section V.7) beneficially own an aggregate of 837,269 shares of Common Stock (the “Investor Shares”), free and clear of all liens and encumbrances, and no other person has any beneficial ownership interest in the Investor Shares other than persons who (i) are not affiliates or associates of an Investor and (ii) have a financial or investment advisory agreement with an Investor or any of the Other Kahn Entities (as defined in Section V.7).  Amendment No. 3 to Schedule 13D dated November 27, 2002, filed with the SEC by Kahn, Kahn Brothers, the Trust, and Schwarz correctly sets forth the beneficial ownership of shares of Common Stock of each Investor and each of the Other Kahn Entities.  As of the date hereof, no Investor or any affiliate or associate of such Investor beneficially owns any equity or debt securities of the Company or any subsidiary, other than the foregoing, and no Investor or any affiliate or associate of such Investor has any rights, options or agreements to acquire or vote any other shares of Common Stock or other securities of the Company.

2.                                       Representations and Warrants of the Company.  The Company represents and warrants to the Investors as follows:

a.                                       The Company has been duly organized, and is validly existing and in good standing, under the laws of the State of Nevada, and has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

b.                                      This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid execution and delivery by the Investors, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, the articles of incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which the Company is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company, except as may be required by federal and state securities laws.

II.

BOARD OF DIRECTORS AND MANAGEMENT

1.                                       Annual Meeting.

a.                                       Concurrently with the execution of this Agreement, the Board shall take the necessary action to increase the size of the Board from six to seven members, to increase the number of Class III directors from two to three, and to appoint Kahn to fill the vacancy resulting from such Board increase as a Class III director whose term shall expire at the annual meeting of the Company’s stockholders to be held in 2005.  The Investors are hereby advised that, while not obligated hereby to do so, the Board may further increase the size of the Board from seven to eight members, increase the number of Class II directors from two to three, and appoint James Neal Thomas as a Class II director to fill the vacancy resulting from such Board increase.  In addition, it is anticipated that the Board will nominate Rae F. Evans and Donald E. Godwin to stand for re-election as Class I directors at the Annual Meeting.

b.                                      The Board shall have no obligation to nominate Kahn for election to the Board at any annual meeting of the Company’s stockholders or, other than pursuant to Section II.1.a, to appoint Kahn to fill any vacancy on the Board.

c.                                       The Investors agree to provide the Company with such information concerning Kahn as is required under the proxy rules of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), in connection with the preparation and filing of the Company’s proxy statement relating to any annual meeting of stockholders at which Kahn shall stand for election, if nominated for election by the Board.

d.                                      The Investors agree that, while serving as director, Kahn shall have the same legal duties, obligations and responsibilities and the same rights and privileges as the other nonemployee directors of the Company, including (without limitation) the right to expense reimbursement, director compensation, notice, indemnification, confidentiality, trading blackouts, insider trading policies, and other trading restrictions and access to Company information and personnel.

e.                                       Concurrently with the execution of this Agreement, the Board shall appoint Kahn as a member of the Board’s audit committee to serve on such committee for so long as Kahn is a director of the Company; provided, however, that Kahn’s eligibility to serve as a member of the audit committee shall at all times remain subject to applicable laws and the rules and regulations promulgated from time to time by the SEC, Nasdaq Stock Market, Inc. or any other exchange on which any of the Company’s securities may be traded at such time, and the Board shall be entitled to remove Kahn from such committee in the event that any such laws, rules or regulations provide that he is no longer eligible to serve thereon.

2.                                       Other Obligations.  The Investors shall not engage in any solicitation of proxies in connection with the Annual Meeting.  If, at any time after the date hereof, Kahn beneficially owns less than 6.5% of the outstanding shares of Common Stock, upon written request by the Board specifically expressed in a resolution adopted by a majority of the directors of the Company who are not affiliates or associates of any Investor or members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in which any Investor or any of its affiliates or associates is a member, Kahn shall, and the Investors shall cause Kahn to, immediately resign from the Board and, in such event, the rights of the Investors under this Section II shall terminate automatically and be of no further force or effect; provided, however, that, for purposes of calculating Kahn’s percentage ownership pursuant to this Section II.2, issuances of shares of Common Stock after the date hereof (other than issuances to all holders of Common Stock on a pro rata basis) shall not be considered as outstanding shares of Common Stock, and any securities owned beneficially by Kahn that are convertible into, or exercisable or exchangeable for, Common Stock shall be included in the number of outstanding shares of Common Stock used in such calculation, but any such outstanding securities not beneficially owned by Kahn shall be excluded from the aggregate number of outstanding shares of Common Stock used in such calculation.  The Investors agree to provide the Company with reasonable evidence of the number of shares of Common Stock and other securities of the Company and its subsidiaries beneficially owned by them, upon request of the Company from time to time after the date of this Agreement.

III.

STANDSTILL AND VOTING AGREEMENT

1.                                       Standstill Provisions.

a.                                       The Investors agree that the “Standstill Period” shall commence on the date of this Agreement and shall terminate on the two-year anniversary of the date on which Kahn ceases to serve on the Board for any reason; provided that in the event the Board delivers a Notice Not to Nominate (as defined in Section IV.14) in connection with the nomination of persons for election to the Board at the first meeting of the Company’s stockholders after the date of this Agreement at which Kahn’s term as a director is scheduled to expire, then the Standstill Period shall terminate on the date that Kahn ceases to serve on the Board for any reason after the giving of the Notice Not to Nominate.

b.                                      The Investors agree that, during the Standstill Period, without the prior written consent of the Board specifically expressed in a resolution adopted by a majority of the directors of the Company who are not Investors or affiliates or associates of any Investor or members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in which any Investor or any of its affiliates or associates is a member, no Investor shall, directly or indirectly:

(i)                                     acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any Common Stock or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise)) any Common Stock if, after giving effect to any such acquisition (or intended, offered or proposed acquisition), such Investor would beneficially own shares of Common Stock in excess of the Ownership Limit (as defined in Section V.7), provided that, for purposes of calculating the number of shares beneficially owned by such Investor, all shares of Common Stock beneficially owned by such Investor shall be aggregated with, and deemed to include, all shares of Common Stock beneficially owned by all Investors and their respective affiliates and associates, or (B) any other Voting Securities, or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise) any other Voting Securities, in either case of clauses (A) or (B) other than Common Stock or other Voting Securities (I) received as a result of a stock dividend, stock distribution or stock split, (II) issued by the

Company in connection with any reorganization or recapitalization of the Company or (III) received by Kahn as compensation for his services as a director of the Company;

(ii)                                  solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a “participant” in a “solicitation” (as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Common Stock or other Voting Securities, or execute any written consent in lieu of a meeting of the holders of the Common Stock or other Voting Securities or grant a proxy with respect to the voting of the Common Stock or other Voting Securities to any person other than to the Board or persons appointed as proxies by the Board;

(iii)                               initiate, propose or submit one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal;

(iv)                              seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders;

(v)                                 form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring holding, voting or disposing of any securities of the Company;

(vi)                              vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board, and no Investor other than as provided herein shall consent to become a nominee for election as a member of the Board unless such Investor is nominated or supported by the Board;

(vii)                           except as specifically provided in Section II of this Agreement, seek, alone or in concert with others, to place a representative or other affiliate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(viii)                        deposit any Common Stock or other Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof, except as set forth in Section III.3;

(ix)                                acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

(x)                                   seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company;

(xi)                                take any action, alone or in concert with any other person, advise, finance, assist or participate in or encourage any person to take any action which is prohibited to be taken by any Investor or any of its affiliates or associates pursuant to this Agreement, or make any investment in or enter into any arrangement with, any other person that engages, or offers or proposes to engage in any of the foregoing;

(xii)                             disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing; or

(xiii)                          take any action challenging the validity or enforceability of any provisions of this Section III;

provided that nothing in this Section III.1 or elsewhere in this Agreement shall (I) prohibit Kahn from (y) taking any action or making any statement at any meeting of the Board or of any committee thereof; or (z) making any statement to the Chief Executive Officer, the Chief Operating Officer or any director of the Company; (II) prohibit any Investor from making any statement or disclosure required under the federal securities laws or other applicable laws or (III) prohibit Kahn from exercising his duties and obligations as a director of the Company; and provided, further, that nothing in this Section or elsewhere in this Agreement shall restrict any private communications among the Investors and Kahn, provided that all such communications by such person remain subject to the fiduciary duties of such person as a director and the other obligations contained in this Agreement.

2.                                       Transfer Limitations.  During the Standstill Period, without the Company’s prior written consent, no Investor shall, directly or indirectly, sell, pledge, encumber, transfer, or otherwise dispose of, or agree to sell, pledge, encumber, transfer or otherwise dispose of, any interest in the Investors’ shares of Common Stock or any other Voting Securities (a “Disposition”); provided, that the Investors may effect a Disposition:

a.                                       to any Market Maker (as defined in Section V.7) or any other person other than a person who the Investors have reason to believe (after due inquiry, other than in connection with an unsolicited broker transaction), based upon the most recent publicly available information or, in the absence of public information, to the best of their actual knowledge, would beneficially own immediately after any such sale, pledge, encumbrance, transfer or other disposition more than 8% of the outstanding Voting Securities;

b.                                      in a registered broad-distribution underwritten public offering;

c.                                       to the Company;

d.                                      pursuant to any tender or exchange offer which is recommended by the Board;

e.                                       to any other person who enters into a standstill agreement with the Company on terms and conditions substantially equivalent to those in this Agreement;

f.                                         to any corporation, partnership or other entity wholly-owned by the Investors or to any other Investor; or

g.                                      to any trust the sole beneficiaries of which are family members or any charitable trust or charitable foundation established by the Investors, provided that such trust, charitable trust or charitable foundation either (i) enters into a standstill agreement with the Company containing terms and conditions substantially equivalent to those in this Agreement or (ii) is and remains during the term of this Agreement an affiliate of any Investor.

Notwithstanding the foregoing, any change in an Investor’s beneficial ownership of shares of the Company’s Common Stock that is caused solely by (A) the withdrawal of an investment advisory client of such Investor, (B) the return of such shares of Common Stock to an investment advisory client or (C) the transfer of such shares of Common Stock to the portion of a portfolio account of an investment advisory client that is unsupervised, directly or indirectly, by any Investor, in each case shall not be deemed to be a Disposition for purposes of this Section III.2 (a “Withdrawal Disposition”).

In addition to the foregoing limitations and concurrently effective with the foregoing limitations, except for a transaction described in clauses b, c or d above, during the time that Kahn is a member of the Board and for a period of three months thereafter, no Investor shall effect a Disposition other than in compliance with Rule 144 of the Securities Act of 1933 (the “Securities Act”) and, prior to effecting any such Disposition, the Company shall request its legal counsel to deliver to the Company’s transfer agent a legal opinion in a form and substance reasonably acceptable to the Company’s transfer agent, that the proposed Disposition is being made in compliance with Rule 144 of the Securities Act and does not require registration under the Securities Act; provided that such Investor shall have the right, but not the obligation, to deliver to the Company and its transfer agent such legal opinion from such Investor’s legal counsel in a form and substance reasonably acceptable to the Company and its transfer agent, and the Company shall instruct its transfer agent to rely on such legal opinion of the Investor’s legal counsel.

3.                                       Voting.

a.                                       The Investors agree that, during the Standstill Period, the Investors will be present, in person or represented by proxy, at all stockholder meetings of the

                                                Company so that all Common Stock or other Voting Securities beneficially owned by the Investors and their affiliates and Voting Associates (as defined in Section V.7) may be counted for the purpose of determining the presence of a quorum at such meetings.

b.                                      The Investors agree that, during the Standstill Period, the Investors will vote or cause to be voted, or consent or cause a consent to be given with respect to, all shares of Common Stock or other Voting Securities beneficially owned by the Investors and their affiliates and Voting Associates as follows: (i) with respect to the election of directors at any meeting of stockholders or any adjournments or postponements thereof, in favor of the nominees for directors recommended by the Board or its nominating committee or, if directed by the Board, for or against such directors in the same proportion as shares of Common Stock and other Voting Securities, respectively, are voted by holders unaffiliated with the Investors, and (ii) with respect to any other matters other than Extraordinary Transactions (as defined below), in accordance with the recommendation of the Board.  For purposes of this Agreement, “Extraordinary Transactions” shall mean (A) a consolidation or merger of the Company with or into another entity or any similar transaction, (B) a dissolution, liquidation or winding up of the Company or (C) a sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company or any other reorganization of the Company or similar transaction, in each case of clauses (A), (B) and (C) to the extent that such consolidation, merger, dissolution, liquidation, winding up, sale of assets or other reorganization or similar transaction requires the approval of the stockholders of the Company under Nevada law or the Company’s articles of incorporation and bylaws.

c.                                       Each Investor further agrees to take all action reasonably necessary to carry out the intention of this Section III.3, including (without limitation) delivering to the Company upon its request executed proxies naming the proxies appointed by the Board to vote all shares of Common Stock or other Voting Securities beneficially owned by the Investors and/or their affiliates and Voting Associates as of the record dates of the Annual Meeting or any other meeting of the Company’s stockholders, as applicable.

d.                                      The obligations of the Investors under this Section III.3, insofar as such obligations relate to the Other Kahn Entities, shall be limited to the extent to which such Investor has the legal right or authority to cause such Other Kahn Entities to comply with this Section III.3.

IV.

ADDITIONAL AGREEMENTS

1.                                       Press Releases; Public Statements.  Upon the execution of this Agreement, the Company shall issue a press release, the form of which is attached hereto as Exhibit A.  Neither the Company nor the Investors nor any of their respective affiliates or representatives shall issue any other press release or other publicly available document that is inconsistent with, or is otherwise contrary to, the statements in such Company press release.  The Company shall make all filings with the SEC appropriate in connection with the execution of this Agreement, including a Current Report on Form 8-K.  None of the Investors shall thereafter during the Standstill Period issue any press release, grant any interviews with the press or any other person or otherwise make any public statements with respect to the Company or the subject matter hereof unless the Company shall have agreed in form and substance to the contents thereof prior such issuance.

2.                                       Withdrawal of Notices.  The Investors hereby withdraw their request made by letter dated November 27, 2002, and supplemented by letter dated December 4, 2002, giving notice to the Company of the intention of the Trust and its co-trustees to nominate directors at the Annual Meeting.

3.                                       Mutual Releases.  In consideration of the provisions of this Agreement:

a.                                       Each of the Investors, on behalf of itself, each of its affiliates and each of their respective successors, assigns, heirs, beneficiaries, attorneys, partners, limited partners, stockholders, members, managers, employees and agents (collectively, the “Investor Releasors”), hereby releases and forever discharges the Company and each and all of its directors, officers, employees, subsidiaries, agents, managers, representatives, legal and financial advisors and affiliates, and any heirs, executors, administrators, successors and assigns of any such persons (the “Investor Releasees”), from all actions, causes of action, proceedings, suits, claims, debts, damages, judgments, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, remedies, extents, executions, liens, liabilities and demands whatsoever, in law or equity, whether known or unknown (collectively, “Claims”), which any of the Investor Releasors  ever had, now has or hereafter can, shall or may have, against the Investor Releasees for, upon, by reason of or otherwise relating to any public statements (whether oral or written) made by the Company or any of its officers, directors, employees or agents at any time prior to the date of this Agreement, provided that this release shall not include any Claims arising out of or relating to the negotiation, execution or performance of this Agreement.

b.                                      The Company, on behalf of itself, each of its affiliates and each of their respective successors, assigns, heirs, beneficiaries, attorneys, partners, limited partners, stockholders, members, managers, employees and agents (collectively, the “Company Releasors”), hereby releases and forever discharges each of the Investors and each and all of their respective directors, officers, employees, subsidiaries, agents, managers, representatives, legal and financial advisors and affiliates, and any heirs, executors, administrators, successors and assigns of any such persons (the “Company Releasees”), from all Claims which the Company Releasors ever had, now has or hereafter can, shall or may have against the Company Releasees, for, upon, by reason of or otherwise relating to any public statements (whether oral or written) made by the Investors or any of their respective officers, directors, employees or agents at any time prior to the date of this Agreement, provided that this release shall not include any Claims arising out of or relating to the negotiation, execution or performance of this Agreement.

c.                                       Nothing in this Agreement shall be deemed to limit, release or waive the right of any party hereto to enforce any and all terms of this Agreement.

d.                                      Each of the parties hereto acknowledges that it has read the contents of the foregoing general release, that it has had the opportunity to review such general release with legal counsel of its choice, that it understands the same and that it has given such general release of its own free act and deed.

4.                                       Negative Remarks.

a.                                       Each Investor hereby agrees that, during the Standstill Period, such Investor will not, and shall cause its agents and representatives not to,  directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or to malign, harm, disparage, defame or damage the reputation or good name of the Company, its business or any of the Company Representatives, and/or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential and/or proprietary information of the Company or its subsidiaries or affiliates.

b.                                      The Company hereby agrees that, during the Standstill Period, the Company will not, and shall cause its agents and representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, any Investor, or to malign, harm, disparage, defame or damage the reputation or good name of such Investor, such Investor’s business (if applicable) or any of such Investor’s agents or representatives.

c.                                       Notwithstanding the foregoing provisions of this Section IV.4, in the event that any of the Investors, on the one hand, or the Company, on the other hand, breaches any provision of this Agreement (including, without limitation, in the case of the Investors, their obligations under the provisions of Section III, and, in the case of the Company, its obligations under the provisions of Section II.1), then all obligations of the nonbreaching party pursuant to this Section IV.4 shall terminate automatically without any further action by any party to this Agreement.

5.                                       Specific Performance.  The Company and the Investors acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company and the Investors, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action instituted in any federal or state court of the United States having subject matter jurisdiction.

6.                                       Material Nonpublic Information.  In connection with this Agreement and the Investors’ ongoing relationship with the Company, there may be instances in which material nonpublic information concerning the Company will be divulged to the Investors by the Company, Kahn, or other Investor representatives or agents.  The Investors and their representatives expressly acknowledge that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  The Investors acknowledge that Kahn will be subject to the company’s insider trading and disclosure policies, as in effect from time to time, at any time while he is serving on the Board to the same extent as the other directors of the Company.  To the extent SEC Regulation FD may apply, in accordance with Section 243.100(2)(ii) of Regulation FD, the Investors expressly agree to maintain in confidence all material nonpublic information concerning the Company.

7.                                       Schedule 13D.  Subject to compliance with the terms of this Agreement, within five business days after the date of this Agreement, Kahn, Kahn Brothers and the Trust shall file with the SEC one or more amendments to the Statement on Schedule 13D previously filed by them for the purpose of attaching a copy of this Agreement as an exhibit thereto or, if required in the reasonable opinion of legal counsel to such Investors, file a new Statement on Schedule 13D.

8.                                       Permitted Communications.  Notwithstanding any of the provisions of this Agreement to the contrary, no provision of this Agreement shall prohibit any party from (a) filing any documents required by the SEC, provided that the content of any document so filed does not violate any of the other terms and conditions of this Agreement unless such content constitutes disclosure required by any securities laws or rules or regulations promulgated from time to time by the SEC, (b) responding to any legal subpoena, (c) enforcing any rights of such party under this Agreement or (d) in the case of the Company, issuing any press releases for the purpose of disclosing material information under federal or state securities laws.

9.                                       Compliance by Affiliates and Associates.  To the extent that any Investor is bound by any covenant or agreement contained in this Agreement, such Investor shall cause, to the extent such Investor has the legal right or authority, each of its affiliates and associates to abide by such covenant or agreement as if such affiliate or associate were itself an Investor and a signatory to this Agreement.  To the extent that such Investor does not have such legal right or authority to cause an affiliate or associate to so abide by such covenant or agreement, such Investor shall use its best efforts to cause such affiliate or associate to abide by such covenant or agreement as if such affiliate or associate were itself an Investor and a signatory to this Agreement.  With respect to any specific matter submitted to a vote or consent of any of the Company’s holders of Common Stock, to the extent that any Investor does not have the right or authority to vote, or consent in respect of, any shares of Common Stock beneficially owned by such Investor, such Investor shall use his or its best efforts to cause the person who has such right or authority to vote or consent, as applicable, in accordance with the recommendation of the Board on such matter.

10.                                 Reimbursement of Expenses.  Upon execution of this Agreement and delivery to the Company of reasonable supporting documentation, the Company shall reimburse the Investors for their reasonable fees and expenses (including, but not limited to, legal fees and expenses and the fees and expenses of Mackenzie Partners, Inc.) incurred in connection with this Agreement and related matters up to an aggregate of $200,000.

11.                                 Retention of Apparel Industry Consultant.  As promptly as practicable after the date of this Agreement, the Company will hire a recognized apparel industry consultant to conduct a thorough and in-depth review and analysis of the Company’s operations and strategic positioning and planning and report to the Board on its findings for improvement, provided that in no event shall the Company be obligated to expend more than $150,000 with respect to the aggregate fees and expenses of such consultant.

12.                                 Board Meetings by Teleconference.  The Company shall permit Kahn to attend any Board or committee meetings by means of conference telephone or similar communication equipment by means of which Kahn can hear all other persons participating in any such meeting and the Company shall promptly take any action necessary to provide for Board or committee meetings by such telephonic or similar means, including but not limited to any amendment to the Company’s bylaws.

13.                                 Lead Non-Management Director Appointment.  On or before the first Board meeting following the date of this Agreement, the Board shall appoint Richard W. Heath as the initial lead non-management director who will be authorized to chair, at the end of each Board meeting, a meeting of the non-management directors if he determines, in his sole discretion, that such a meeting would be appropriate.

14.                                 Agreement to Notify.  If the Company elects not to nominate Kahn as a director of the Company in connection with the first stockholders’ meeting at which Kahn’s term as a director would otherwise expire, the Company shall notify Kahn in writing of such election not to nominate him (the “Notice Not To Nominate”) no later than sixty (60) days prior to the date a stockholder’s notice is due to the Company for nominations of persons for election as directors at such stockholders’ meeting.

V.

MISCELLANEOUS

1.                                       Entire Agreement.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous negotiations, representations, discussions or agreements by the parties hereto concerning the subject matter hereof.

2.                                       Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

3.                                       Counterparts.  For the convenience of the parties, any  number of counterparts of this Agreement may be executed and delivered (including by facsimile transmission) by the parties, and each such executed counterpart (including any counterparts executed and delivered by facsimile transmission) shall be an original instrument.

4.                                       Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (a) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (b) when sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (c) when served, if delivered personally to the intended recipient, or (d) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed:

if to the Company to:

Haggar Corp.

6113 Lemmon Avenue

Dallas, TX  75209

Attn:                    Marc Joseph, General Counsel

Fax:                           (214) 956-4561

with a copy, which shall not constitute notice, to:

Vinson & Elkins L.L.P.

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, TX  75201

Attn:                    A. Winston Oxley

Fax:                           (214) 999-7891

and if to the Investors as follows:

c/o Kahn Brothers & Co., Inc.

555 Madison Avenue

New York, NY  10022-3301

Attn:                    Thomas G. Kahn

Fax:                           (212) 755-5330

with a copy, which shall not constitute notice, to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP

505 Park Avenue

New York, NY 10022

Attn:                    Steven Wolosky

Fax:                           (212) 755-1467

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

5.                                       Successors and Assigns.  This Agreement shall bind the successors and permitted assigns of the parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other parties hereto.

6.                                       Governing Law.  This Agreement shall be governed by and constructed and enforced in accordance with the internal laws of the State of Nevada, without giving effect to the conflict of the laws principles thereof.

7.                                       Certain Terms.  As used herein, the following terms shall have the meanings ascribed to them:

a.                                       “affiliate” and “associate” shall (i) mean, as to each of the Investors, the Other Kahn Entities and (ii) otherwise have the meanings set forth in Rule 12b-2 under the Exchange Act; provided that, for purposes of this Agreement, the term “associate” shall also be deemed to include such person’s spouse, parents, minor children and siblings;

b.                                      “beneficial owner,” “beneficially own,” and “beneficial ownership” shall be determined as set forth under Rule 13d-3 under the Exchange Act; provided that a person shall be deemed to be the beneficial owner of all shares of Common Stock or other Voting Securities which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional;

c.                                       “business day” shall mean any day other than any Saturday, Sunday, or day on which commercial banks in New York, New York are authorized or required to be closed;

d.                                      “Market Maker” shall mean a market maker with respect to shares of Common Stock of the Company;

e.                                       “Other Kahn Entities” shall mean Kahn Brothers Value Fund LP, Kahn Brothers Asset Management Corp., Kahn Brothers & Partners, L.P., KB Holding Company, L.L.C., KB & Partners Management Company and any person to whom a Disposition is made pursuant to Sections III.2.f or III.2.g;

f.                                         “Ownership Limit” shall mean, from time to time, a number of shares of Common Stock equal to (i) 14% times the sum of (A) the then outstanding shares of Common Stock plus (B) the Repurchase Shares (as defined below), minus (ii) the number of shares of Common Stock, or direct or indirect interests therein, with respect to which any Investor or any affiliate or associate of any Investor effects, after the date of this Agreement, a Disposition or a Withdrawal Disposition;

g.                                      “person” shall mean any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

h.                                      “Repurchase Shares” shall mean the number of shares of Common Stock (if any) that have been repurchased by the Company after the date of this Agreement

i.                                          “Voting Associate” shall mean such person’s spouse, parents, children, siblings and trusts or other estates in which such person or any of such person’s Voting Associates has a beneficial interest; and

j.                                          “Voting Securities” shall mean securities of the Company having the power to vote generally for the election of directors of the Company and any securities convertible into, or exercisable or exchangeable for, such securities, and shall include, without limitation, the Common Stock.

8.                                       Joint and Several Liability.  The agreements, undertakings, obligations and covenants set forth herein on the part of the Investors shall bind them jointly and severally.

9.                                       Survival of Representations.  All representations and warranties made by the Investors and the Company in this Agreement or pursuant hereto shall survive the date hereof.

10.                                 Amendments; Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative.

11.                                 Interpretation.  Each of the undersigned parties hereby acknowledges that such parties fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof.  Whenever the words “include” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

12.                                 Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability  of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.                                 No Third Party Beneficiaries.  This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person (other than the Company Releasees and the Investor Releasees as provided in Section IV.3) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

14.                                 Attorneys’ Fees.  In the event of any dispute or controversy arising out of this Agreement or in connection with the interpretation of any term or condition of this Agreement, the enforcement of this Agreement, damages for breach of any provision hereof, or in the situation where any provision of this Agreement is validly asserted as a defense, the prevailing party shall be entitled to recover costs of suit, including reasonable attorneys’ fees actually incurred, from the other party in addition to any other available remedy.

15.                                 Term.  All obligations of the parties under this Agreement shall expire on the fifteenth anniversary of the date of this Agreement unless any such obligation expires prior to such fifteenth anniversary date pursuant to the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

HAGGAR CORP.

By:	/s/ J. M. Haggar, III
Name:	J. M. Haggar, III
Title:	Chairman & Chief Executive Officer

/s/ Thomas G. Kahn
Thomas G. Kahn

/s/ Donald Kahn
Donald Kahn

/s/ Irving Kahn
Irving Kahn

KAHN BROTHERS & CO., INC.

By:	/s/ Thomas G. Kahn
Name:	Thomas G. Kahn
Title:	President

KAHN BROTHERS & CO. PROFIT SHARING
PLAN AND TRUST

By:	/s/ Thomas G. Kahn
Thomas G. Kahn, Co-trustee

By:	/s/Donald Kahn
Donald Kahn, Co-trustee

By:	/s/ Irving Kahn
Irving Kahn, Co-trustee

[Signature Page to Settlement Agreement]

S-1

Exhibit A
Press Release

Haggar Corp. Announces Amended Slate of Nominees for Board of Directors

Company Reaches Agreement with Shareholder Thomas G. Kahn

DALLAS, February 17, 2003 — The Board of Directors of Haggar Corp. (Nasdaq: HGGR) today announced an amended slate of candidates for election to its Board of Directors at the next annual meeting of shareholders, to be held on April 2, 2003.  In addition, the Board announced two new Board appointments.  With the two new Board appointments, the Board has been expanded from six to eight Directors.

The Company named Rae F. Evans and Donald E. Godwin for re-election to the Board as Class I Directors at the upcoming annual meeting.  If elected, Ms. Evans and Mr. Godwin would serve for a period of three years.  Also, James Neal Thomas, who was previously announced as a nominee for election to the Board at the 2003 annual meeting of shareholders, has been appointed as a Class II Director, whose term will expire at the Company’s annual meeting of shareholders in 2004.  Mr. Thomas will serve on the Company’s audit committee filling the role of “audit committee financial expert” according to final rules recently issued by the Securities and Exchange Commission (SEC).

The Company also announced that it has reached agreement with Thomas G. Kahn, who has terminated the pending proxy contest and has been appointed to the Board as a Class III Director, whose term will expire in 2005.  Mr. Kahn will serve on the Company’s audit committee.

Speaking on behalf of the Board, J. M. Haggar, III, the Company’s Chairman and Chief Executive Officer said, “I am pleased that we were able to settle this election contest and appoint Mr. Kahn to the Board.  With the re-election of Rae Evans and Donald Godwin to the Board, and the appointment of Mr. Kahn and James Neal Thomas, who will fulfill the role of ‘audit committee financial expert’ on our audit committee, we have in place a very experienced and independent board to guide the Company.”

Biographies of Nominees and Appointees

Rae F. Evans has served as a director of the Company since 1994.  Since January 1, 2003, she has served as President and Chief Executive Officer of Evans Capitol Group, a firm specializing in Washington public policy and corporate strategies.  Ms. Evans formerly served as President of Evans & Black, Inc., beginning in 1999, and, prior to that time, as the President of Rae Evans & Associates, beginning in 1995, both of which are predecessors of Evans Capitol Group.  Ms. Evans is a former Director of Brinker International and was recently elected to the Board of Directors of the Ladies Professional Golf Association.  Ms. Evans, prior to establishing her firm, held senior government relations positions at both Hallmark Cards, Inc. and CBS Inc.  She is a past President of the Business-Government Relations Council, a business group of senior government affairs representatives of Fortune 500 companies.

Donald E. Godwin has served as a director of the Company since May 2002.  He is the Chairman and Chief Executive Officer of Godwin Gruber, L.L.P., a Dallas-based law firm founded by

-more-

Mr. Godwin and others in 1980.  Mr. Godwin is board certified by the Texas Board of Legal Specialization in Civil Trial Law and is a member of the American Board of Trial Advocates.  Mr. Godwin is the outside general counsel of the Dallas Symphony Association and the Episcopal School of Dallas and is a member of the Board of Governors of the Dallas Symphony Association and the Board of Trustees of the Episcopal School of Dallas.  Mr. Godwin is a past chairman of the Antitrust and Trade Regulation Section of the Dallas Bar Association.

Thomas G. Kahn has served as President of Kahn Brothers & Co., Inc. since 1995.  Kahn Brothers conducts a registered brokerage business and registered investment advisory business with assets under management of approximately $575 million.  Kahn Brothers has been a New York Stock Exchange Member Firm since 1978.  Mr. Kahn is a member of the New York Society of Security Analysts and a Chartered Financial Analyst.  He serves as a director of Warwick Community Bancorp, a bank holding company, and the Jewish Braille Institute of America, and as director and treasurer of both the New York City Job and Career Center and the Jewish Guild for the Blind.

James Neal Thomas served as a Senior Audit Partner with Ernst & Young, an independent, public accounting firm, prior to his retirement in 2000 after 32 years with Ernst & Young.  As a Senior Audit Partner, Mr. Thomas worked extensively with audit committees of the boards of directors of public companies on matters of corporate governance and audit committee responsibilities and duties.  Representative clients of Mr. Thomas included Wal-Mart Stores, Inc., Comp USA, The Williams Companies, Inc., Pioneer Natural Resources Company, Williams Telecommunications Corp. and Tyson Foods, Inc.

About Haggar Corp.

Haggar Clothing Co., a wholly owned subsidiary of Haggar Corp., is a leading marketer of men’s casual and dress apparel and women’s sportswear with global headquarters in Dallas, Texas.  Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia.  The Company also holds exclusive licenses in the United States to use the Claiborne® trademark and in the United States and Canada to use the DKNY® trademark to manufacture, market, and sell men’s shorts and pants in men’s classification pant departments.  For more information visit the Haggar website at www.haggarcorp.com.

Important Additional Information Will Be Filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the Company’s 2003 Annual Meeting of Stockholders.  The definitive proxy statement will contain important information about the Company and the

-more-

matters to be voted on at the Annual Meeting.  Investors and security holders are urged to read the definitive proxy statement carefully when it becomes available.  Investors and security holders will be able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement from the Company by contacting Mr. David Tehle, the Company’s Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the Annual Meeting and the matters to be voted on at such meeting.  Information regarding the Company’s directors and these executive officers may be obtained by reading the Company’s preliminary proxy statement filed with the SEC in connection with the Company’s 2003 Annual Meeting of Stockholders, its Annual Report on Form 10-K, as amended, for the year ended September 30, 2002 and its definitive proxy statement dated January 7, 2002 in connection with the Company’s 2002 Annual Meeting of Stockholders.  Additional information regarding the participants in the solicitation may be obtained by reading the definitive proxy statement in connection with the Company’s 2003 Annual Meeting of Stockholders when it becomes available.

Contact:

Investors: David Tehle, Executive Vice President and Chief Financial Officer of Haggar Corp., 214-956-4511, or fax, 214-956-4446.

Media: Peter Duda, 212-445-8213, pduda@webershandwick.com